AGREEMENT

This Agreement is made as of the 23rd of November, 1999, ("The Effective Date") by Rogel Patawaran, individually and collectively known as, Rogel Technologies with address at 1861 S. Bundy Dr., Los Angeles, CA 90025 ("Hereinafter referred to as `RT'") and Mr. Tom Hughes, individually and collectively known as, eConnect and or SafeTpay with address as 2500 Via Cabrillo ("Hereinafter referred to as `ECNC'").

The parties hereby represent and warrant that the individuals executing this Agreement on their behalf are authorized to do so and will bind the parties to the terms and conditions of this Agreement.

1.01 It is agreed that an "outstanding balance" in the amount of One Hundred and Sixty Eight Thousand dollars (USD$168,000.00) exists payable to RT for which ECNC is responsible to pay under the terms of the previously signed Payment Schedule dated October 23, 1999.

2.01 In consideration of the item mentioned herein in Paragraph 1.01, ECNC agrees that the MRS and or SafeTpay software, which was designed and created by RT, remain under the owndership and full control of RT. However, RT agrees to allow ECNC to utilize its software, and provide instruction to SafeTpay for the Merchant
Plug-in integration so that SafeTpay may sign on new Merchants
(for the purpose of moving monies across the Internet for a transaction fee).

3.01 For the service provided to ECNC and SafeTpay by RT, ECNC agrees to pay fees to RT as follows:

a. A non-refundable fee of Five Thousand Dollars ($5,000.00) upon the signing of this Agreement.

b. The hourly rate of Four Hundred Fifty dollars ($450.00) per hour, per Programmer for any additional work, instruction or advice.

4.01 ECNC agrees that the payments mentioned in Paragraph 3.01 above, Does Not satisfy the "outstanding balance" mentioned in Paragraph
1.01 and said Payment Schedule dated October 23rd, 1999 will still remain effect until completely and fully satisfied.

IN THE WITNESS WHEREOF, Both Parties have executed this Agreement on the date first written above.

Agreed and Accepted:


By: /s/  Rogel Patawaran                    By: /s/  Tom Hughes
Rogel Patawaran, President                  Tom Hughes, CEO
Rogel Technologies                          eConnect
Date:  November 23, 1999                    Date:  November 23, 1999